UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)            July 27, 2004

Bulldog Technologies Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50321
(Commission File Number)

980377543
(IRS Employer Identification No.)

301 – 11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7
(Address of principal executive offices and Zip Code)

(604) 271-8656
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

Exhibits

(99) Miscellaneous

    99.1        News Release issued by the Registrant on July 27, 2004

    99.2       News Release issued by the Registrant on July 30, 2004

Item 9. Regulation FD Disclosure

On July 27, 2004 the Registrant issued a news release announcing that it has hired the Aurelius Consulting Group, Inc. to lead its institutional and retail investor relations programs. The Aurelius Consulting Group is a nationally recognized investor relations firm, known for its ability to help emerging growth companies build a following among retail and institutional investors.

On July 30, 2004 the Registrant issued a news release announcing that it has sent a letter via its legal counsel to a market maker that it suspects has listed its common stock on the Berlin-Bremen Exchange in Germany, demanding that the Registrant be removed from listing on the Berlin-Bremen Exchange and that trading of the Registrant’s common stock cease immediately. The Registrant never requested its common stock to be listed on the Berlin-Bremen Exchange nor was it ever notified or its approval sought the listing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

/s/ John Cockburn

By: John Cockburn
President, Chief Executive Officer, Secretary, and Director
Date:     July 30, 2004